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                                                                   Exhibit 10(a)
                        NON-EXCLUSIVE LICENSE AGREEMENT


THIS AGREEMENT is entered into as of the 29th day of July, 1997 (the "Effective Date"), by and between OXIS International, Inc., a corporation organized under the laws of Delaware ("OXIS") and ENZON, Inc., a corporation organized under the laws of ('Licensee") having an office located at 20 Kingsbridge Road, Piscataway, New Jersey 08854-3998.

0.  BACKGROUND

          OXIS is the owner of certain patents as further described herein (the "OXIS Patents"). Licensee seeks to obtain a non-exclusive license to practice and use the OXIS Patents, each according to the terms contained herein.

          Now, Therefore, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

1.  DEFINITIONS
          As used herein, capitalized terms will have the meanings set forth below:

          1.1 "AFFILIATE" means any person or entity directly or indirectly controlling, controlled by or under common control with, either party to this Agreement. For purposes of the preceding definition, "control" means the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of a person or entity, or the right to receive over fifty percent (50%) of the profits or earnings of a person or entity, or the ability to control decisions of a person or entity.

          1.2 "NET SALES" means the amounts actually received for sales of Licensed Products by or on behalf of Licensee and its Affiliates and sublicensees of rights with respect to Licensed Products or for otherwise making such Licensed Products available to others without sale or other disposition, whether invoiced or not, less (i) any returns and allowances actually granted,
(ii) packing costs, insurance costs and freight out, (iii) taxes (excluding income taxes) or excise duties imposed on the transaction (if separately invoiced), and (iv) wholesaler quantity and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed, or for the cost of collections. On sales of such Licensed Products by Licensee to its Affiliates or on sales
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made in other than an arm's-length transaction, which are not intended for resale to third parties, the value of the Net Sales attributed to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

          1.3 "LICENSED PRODUCT(S)" means any low molecular weight polyethelyene glycol material used for human therapeutics which, in the course of manufacture, use, or sale would, in the absence of this license, infringe one or more Valid Claims of one or more OXIS Patents.

          1.4 "OXIS PATENTS" means the U.S. patents listed on Exhibit A hereto, and any reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part patent applications (but excluding any improvements covered thereby) of the foregoing patents, as well as all foreign counterparts or equivalents, including patents and pending applications, of the above and any other patents covered by the warranty stated in Article 9.2.

          1.5 "VALID CLAIMS" means a claim of a duly issued patent which has not lapsed or become abandoned or been invalidated by a final judgment of a court of competent jurisdiction from which no further appeal has or can be taken.

2.0       GRANT

          2.1 LICENSE. OXIS grants to Licensee a non-exclusive, royalty-bearing, world-wide license to make, have made, use and sell up to ten (10) Licensed Products.

          2.1 RIGHT TO SUBLICENSE. Licensee shall have the right to grant a non-exclusive, royalty-bearing, world-wide license to make, have made, use and sell Licensed Products, provided that Licensee grants only one sublicense per Licensed Product and that the sublicense is not one of the parties already in discussions with OXIS listed in Exhibit B. Upon granting a sublicense hereunder, Licensee shall promptly provide the name and address of sublicensee and a description of the Licensed Product.

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3.0  COMPENSATION

          3.1 LICENSE FEE. In consideration of the rights granted herein, Licensee shall pay to OXIS upon execution of this Agreement a non-refundable, license fee of One Hundred and Fifty Thousand Dollars ($150,000). This fee is creditable against future royalties earned during the term of this Agreement.

          3.2 ANNUAL MAINTENANCE FEES. Following the date of this Agreement and until this Agreement expires or is terminated under Section 6.2, Licensee shall pay to OXIS a non-refundable annual maintenance fee of Fifty Thousand Dollars ($50,000) on or before the first day of each calendar year following execution of this Agreement. Each annual fee is creditable against royalties earned during the calendar year following payment of such fee.

          3.3 EARNED ROYALTIES. Licensee shall pay to OXIS an earned royalty equal to two percent (2%) of the Net Sales of Licensed Products sold by Licensee, its Affiliates or its sublicensees.

          3.4 SUBLICENSE FEES. Licensee shall pay to OXIS a fee of One Hundred and Twenty-Five Thousand Dollars ($125,000) for each sublicense of a Licensed Product granted hereunder. Such payment is due within twenty (20) days after execution of the sublicense agreement or the sale of a Licensed Product pursuant to such sublicense, whichever is sooner. Sublicense fees are not creditable against earned royalties.

4.0   PAYMENT TERMS

          4.1 ACCRUAL; REPORTING. Royalty payments due under this Agreement shall accrue on a calendar quarter basis and Licensee shall pay to OXIS all such royalty payments due under this Agreement within sixty (60) days of the end of each calendar quarter. Each payment shall be accompanied by a report summarizing the relevant sales of the Products and royalty payment due thereon, including a description of any offsets or credits deducted, in sufficient detail to permit confirmation of the accuracy of the payment made. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day following the due date at the rate of 1.5% per month or, if less, the maximum rate permissible under Oregon law.

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          4.2   RECORDS. During the term of this Agreement, Licensee shall keep full and accurate books and records setting forth, for products on which payments are due, gross sales, all deductions allowed in arriving at Net Sales and any other information necessary and in sufficient detail to allow the calculation of the amounts to be paid hereunder. During the term of this Agreement and for a period of five (5) years thereafter, Licensee shall permit OXIS, by independent certified public accountants selected by OXIS, to examine Licensee's relevant books and records at any reasonable time, within five (5) years of the payment of such royalties. If it is determined that there was an underpayment of royalties or other amounts due to OXIS of five percent (5%) or more, without prejudice to any other rights OXIS may have, Licensee shall promptly reimburse OXIS for the balance of the royalties or other amounts due and shall also reimburse OXIS for the cost of such verification examination.

5.0    PATENT MATTERS

          5.1 PATENT PROSECUTION AND MAINTENANCE. OXIS shall be solely responsible for the prosecution and maintenance of the OXIS Patents at its expense.

          5.2 PATENT INFRINGEMENT. If Licensee becomes aware of any actual or threatened infringement of any OXIS Patent, Licensee will notify OXIS in writing promptly after learning of such infringement. OXIS shall have the sole right (but not the obligation) to bring and control, at its own expense, any infringement action against any person or entity infringing the OXIS Patents. Licensee will reasonably assist OXIS and cooperate in any litigation at OXIS' request and expense. This Section 5.2 shall survive the termination of this Agreement.

6.0    TERM AND TERMINATION.

          6.1 TERM. This Agreement will commence as of the Effective Date and, unless sooner terminated as provided hereunder, will expire on a country-by-country basis, upon the expiration of the last to expire patent of the OXIS Patents licensed hereunder in such country.

          6.2   TERMINATION.

                (a) This Agreement may be terminated by either party upon sixty
(60) days written notice (i) upon the bankruptcy, insolvency, dissolution or winding up of Licensee (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or (ii) upon

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or after the breach of any material provision of this Agreement by Licensee if
Licensee has not cured such breach within the sixty (60) day period following written notice of termination by OXIS.

          (b) This Agreement may be terminated by Licensee upon ninety (90) days written notice to OXIS.

          (c) Upon termination of the Agreement under this Section 6.2, royalties due pursuant to Section 3.3 on any sales of Products discovered prior to the date of such termination or deletion (and the payment terms with respect thereto under Article 4) will survive the termination of this Agreement.

          6.3 OBLIGATIONS UPON TERMINATION. Upon any termination of this Agreement, all rights granted by OXIS to Licensee hereunder shall terminate and revert to OXIS. Without limiting any remedies otherwise available to the terminating party, termination of this Agreement pursuant to this Article 6 will not relieve Licensee from any amounts owing to OXIS at the time of termination and will not terminate any rights or obligations arising and existing prior to or upon termination of this Agreement.

7.0       INDEMNIFICATION

          7.1 INDEMNIFICATION. Licensee agrees to indemnify, hold harmless and defend OXIS, its officers, directors, employees and agents, from and against any and all claims, suits, losses, damages, costs, fees and expenses (collectively, "Claims") resulting from or arising out of the development, manufacture, storage, sale or other distribution or use of Licensed Products, the exercise of rights granted hereunder, or the negligence or willful misconduct of Licensee in its performance of its obligations under this Agreement.

          7.2 SURVIVAL. This Article 7 shall survive the termination or expiration of this Agreement .

8.0       LIMITATION OF LIABILITY

          8.1 WAIVER OF CONSEQUENTIAL DAMAGES. IN NO EVENT WILL OXIS BE LIABLE TO LICENSEE OR ITS AFFILIATES OR ANY SUBLICENSEE OF RIGHTS TO ANY

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PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR
FOR ANY CLAIM BY ANY OTHER PARTY.

     8.2 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OXIS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND. OXIS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO THE OXIS PATENTS, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE PRACTICE OF THE OXIS PATENTS, OR THE MANUFACTURE, USE OR SALE OF A PRODUCT DISCOVERED OR IDENTIFIED THROUGH THE USE OF THE OXIS PATENTS, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OXIS EXPRESSLY DOES NOT WARRANT THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE, OR THE TECHNOLOGY COVERED UNDER THE OXIS PATENTS. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS EITHER A WARRANTY OF REPRESENTATION BY OXIS AS TO THE VALIDITY OR SCOPE OF ANY OXIS PATENTS. OXIS DOES NOT ASSUME ANY LIABILITY IN RESPECT OF ANY INFRINGEMENT OF ANY PATENT OR OTHER RIGHT OF THIRD PARTIES DUE TO THE ACTIVITIES OF LICENSEE UNDER THIS AGREEMENT.

     8.3 SURVIVAL. This Article 8 shall survive the termination or expiration of this Agreement.

9.0  REPRESENTATIONS AND WARRANTIES

     9.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants:

          9.1.1 CORPORATE POWER. Such party is duly organized and validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

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          9.1.2.  DUE AUTHORIZATION.  Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          9.1.3. BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which is may be bound, not violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     9.2 OXIS PATENTS. OXIS represents and warrants that the OXIS Patents listed in Exhibit A are all the U.S. patents OXIS owns or has rights to as of the Effective Date of this Agreement, that, but for this Agreement would be infringed by the making, using or selling of Licensed Products. OXIS further represents and warrants that it will update Exhibit A to include any reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part patent applications of the foregoing patents which issue during the terms of this Agreement after the Effective Date.

10.  GENERAL PROVISIONS

     10.1 RELATIONSHIP OF THE PARTIES. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose.
Neither party will be entitled to enter into any contracts, incur any debts or make any commitments in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

     10.2 COMPLIANCE WITH LAWS. Licensee shall use its best efforts to comply with all applicable laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of the Licensed Products.

     10.3 NON-ASSIGNMENT. Licensee shall not assign this Agreement, in whole or in part, without the prior written consent of OXIS, except such consent shall not required in connection with Licensee's sale of the entire business to which this Agreement pertains.

     10.4 DIVISIBILITY. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in

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part, such provision shall be ineffective to the extent of the prohibition or unenforceability without invalidating or having any other adverse effect upon any other provision of this Agreement.

     10.5 ENTIRE AGREEMENT. This Agreement, including the documents and the instruments referred to herein, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

     10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Oregon, without giving effect to any conflicts or choice of laws principles which otherwise might be applicable.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference, as of the date first written above.

OXIS INTERNATIONAL, INC.                 ENZON, INC.

By: ________________________             By: _________________________

Name: ______________________             Name: _______________________

Title: _______________________           Title: ________________________

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                                   EXHIBIT A
                                  OXIS PATENTS

 . U.S Patent No. 5,468,478, entitled "Conjugates of Superoxide Dismutase
  Coupled to High Molecular Weight Polyalkylene Glycols, issued November 21,
  1995.

 . U.S Patent No. 5,283,317, entitled "Intermediates for Conjugation of
  Polypeptides With High Molecular Weight Polyalkylene Glycols, issued February 1, 1994.

 . U.S Patent No. 5,080,891, entitled "Conjugates of Superoxide Dismutase
  Coupled to High Molecular Weight Polyalkylene Glycols, issued January 14,
  1992.

 . U.S Patent No. 5,006,333, entitled "Conjugates of Superoxide Dismutase
  Coupled to High Molecular Weight Polyalkylene Glycols, issued April 9, 1991.

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                                   EXHIBIT B



     .  Amgen, Inc., Thousand Oaks, California

     .  Mountain View Pharmaceuticals, Inc., Mountain View, California

     .  Centorcor, Inc., Malvern, Pennsylvania

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